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                           TRIKON TECHNOLOGIES, INC.

                 EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference, in the Registration Statement
(Form S-8 No. 33-04450) pertaining to the 1991 Stock Option Plan of Plasma & Materials Technologies, Inc., of our report dated August 28, 1996, with respect to the combined financial statements of Electrotech Equipments Limited and Electrotech Limited included in the Annual Report on Form 10-K of Trikon Technologies, Inc. for the year ended December 31, 1996.


                                   /s/ERNST & YOUNG
                                   Chartered Accountants
                                   Registered Auditor


Cardiff, Wales
April 11, 1997